Exhibit 23.3
                                                                ------------

                          CONSENT OF ERNST & YOUNG LLP



                             INDEPENDENT ACCOUNTANTS





We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 1, 1999, with respect to the financial statements of Pace Systems Group Inc. in the Registration Statement (Form S-1 No. 333-____) and related prospectus of Jaws Technologies, Inc., dated February __, 2000, for the registration of 6,683,067 shares of its common stock.



                                                  /s/Ernst & Young LLP
Calgary, Canada                                   -------------------------
February 14, 2000                                 Chartered Accountants


906592.9